Exhibit 99.1

CHINA EDUCATION ALLIANCE ANNOUNCES PARTIAL EXERCISE OF OVER-ALLOTMENT OPTION

•	Press Release
•	Source: China Education Alliance, Inc.
•	On 5:13 pm EDT, Tuesday October 13, 2009

HARBIN, China, Oct. 13 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE Amex: CEU), a China-based education resource and service company, today announced that the underwriter of its recent public offering of common stock has exercised a portion of its over-allotment option, resulting in the issuance of an additional 434,308 shares. The option was granted in connection with the public offering of 3,162,055 shares of common stock at a public offering price of $5.50 per share, which closed on October 5, 2009.

The exercise of the over-allotment option brings the total gross proceeds of the public offering to $19.8 million. China Education Alliance intends to use the net proceeds from the offering for general corporate purposes and working capital.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM - News) acted as sole book-running manager for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering has been conducted solely by means of a prospectus supplement and accompanying prospectus relating to the offering of common stock can be obtained by contacting Rodman & Renshaw, LLC, 1251 Avenue of the Americas, New York, NY 10020, or by calling 212-430-1710. An effective registration statement relating to these securities has been filed with the Securities and Exchange Commission.

About China Education Alliance, Inc.

China Education Alliance, Inc. (NYSE Amex: CEU) is a fast growing, leading China-based company offering high-quality education resources and services to students ages 6 to 18 and adults ages 18+ (University students and professionals). For students ages 6 to 18, China Education Alliance, Inc. offers supplemental, online exam-oriented training materials and on-site exam-oriented training and tutoring services. The company is providing on-line, downloadable, famous teachers resources and on-site face-to-face instructions. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and on-site tutoring is to help Chinese students ages 6 to 18 to pass the two most important and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and several professional training programs. For more information about China Education Alliance, please visit http://www.chinaeducationalliance.com ..

Forward-looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

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